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                                                                   EXHIBIT 10.44




                               SUBLEASE AGREEMENT

                                     BETWEEN

                               ADOBE SYSTEMS INC.

                                       AND

                               GETTY IMAGES, INC.

                                 MARCH 15, 1999



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                               SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT (hereinafter referred to as this "Sublease"), entered into as of March 15, 1999, is made by and between ADOBE SYSTEMS INC. (herein called "Sublandlord") and GETTY IMAGES, INC. (herein called "Subtenant"), with reference to the following facts:

        A. Pursuant to that certain Lease dated October 31, 1996 (the "Master Lease"), a copy of which is attached hereto as EXHIBIT A, The Quadrant Corporation, predecessor in interest to the Bedford Company ("Landlord"), as Landlord, leased to Sublandlord, as tenant, certain space (the "Master Lease Premises") in the Plaza Building located at The Quadrant Lake Union Center (the "Building").

        B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, approximately 72,610 rentable square feet of space comprising approximately 34,615 rentable square feet on the second floor (the "Second Floor"), and approximately 37,995 rentable square feet on the fourth floor (the "Fourth Floor") of the Building, as depicted on the floor plan attached hereto as EXHIBIT B (hereinafter called the "Subleased Premises").

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

        1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

        2.     Term.

               2.1 Term. The term of this Sublease ("Term") shall commence on May 1, 1999 with respect to the Second Floor and on June 1, 1999 with respect to the Fourth Floor, and end on May 31, 2004 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof.

               2.2 Early Entry and Occupancy. Subtenant may enter the Subleased Premises prior to May 1, 1999 for the purpose of moving in and installing its fixtures, furniture and equipment, provided that Subtenant's activities do not unreasonably interfere with Sublandlord's performance of the Sublandlord's Work. Any such occupancy shall be on all the terms and conditions of this Sublease, except the obligation to pay Base Rent. Following completion of Sublandlord's Work, Subtenant may occupy the Subleased Premises prior to May 1, 1999 for the purposes described in Section 4.1; provided, however, that there shall be no charge for such early occupancy so long as Subtenant is occupying no more than 6,000 square feet of the Subleased Premises.

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               2.3    Extension Option. Notwithstanding any terms of this
Sublease to the contrary, provided Sublandlord does not by written notice to Subtenant on or before May 31, 2003 exercise its right to occupy the Subleased Premises for the operation of its own business, Sublandlord hereby grants Subtenant an option to extend the term of this Sublease for one additional period ending July 15, 2010, upon the same terms and conditions contained herein, except that (A) the Base Rent for the Subleased Premises shall be equal to the fair market base rent for the Premises determined in the manner set forth in Section 2.3(a), (B) Subtenant shall accept the Subleased Premises in an "as is" condition without any obligation of Sublandlord to repaint, remodel, repair, improve or alter the Subleased Premises, and (C) there shall be no further options to extend the term of this Sublease. Subtenant must exercise the option granted herein by written notice to Sublandlord no earlier than May 31, 2003 and no later than June 30, 2003. In the event Subtenant fails to timely exercise the option granted herein, Subtenant shall have no right to extend the term of this Sublease. If Subtenant properly exercises the option granted herein, references in this Sublease to the "term" shall be deemed to include the option term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained herein, all option rights of Subtenant pursuant to this Section shall automatically terminate without notice and shall be of no further force and effect, whether or not Subtenant has timely exercised the option granted herein, if a default (after notice and the passage of any applicable cure period) exists at the time of exercise of the option or at the time of commencement of the option term.

                      (a) If Subtenant properly exercises its option to extend the term of this Sublease, the Base Rent during the option term shall be equal to the fair market base rent for the Subleased Premises as of the date Subtenant exercised the option for a term equal to the option term, as specified by Sublandlord by notice to Subtenant not greater than ninety (90) days following Subtenant's exercise of such option, subject to Subtenant's right of arbitration as set forth below. If Subtenant believes that the fair market base rent specified by Sublandlord exceeds the actual fair market base rent for the Subleased Premises, Subtenant shall notify Sublandlord. If Subtenant fails to so notify Sublandlord within ten (10) business days following receipt of Sublandlord's notice, Sublandlord's determination of the fair market base rent for the Subleased Premises shall be final and binding upon the parties. If the parties are unable to agree upon the fair market base rent for the Subleased Premises within ten (10) business days after Sublandlord's receipt of notice of Subtenant's objection, the amount of base rent for the option term shall be determined as follows:

                             (i)    Within twenty (20) business days after the
expiration of the above-mentioned ninety (90) day period, Subtenant, at its sole expense, shall obtain and deliver in writing to Sublandlord a determination of the fair market base rent for the Subleased Premises for a term equal to the option term (taking into account the considerations set forth in the definition of Fair Market Rent in Section 3 of the Master Lease) from a broker ("Subtenant's Broker") licensed in the State of Washington and engaged in the office brokerage business in the City of Seattle for at least the immediately preceding five (5) years. If Sublandlord accepts such determination within fifteen (15) days after receipt thereof, the Base Rent for the option term shall be the amount equal to the amount determined by Subtenant's Broker. Sublandlord's failure to respond to Subtenant's Broker's determination within such fifteen (15) day period shall be deemed to constitute Sublandlord's acceptance of such determination.


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                             (ii)   If Sublandlord does not accept such
determination, within fifteen (15) days after receipt of the determination of Subtenant's Broker, Sublandlord shall designate a broker ("Sublandlord's Broker") licensed in the State of Washington and engaged in the office brokerage business in the City of Seattle for at least the immediately preceding five (5) years. Sublandlord's Broker and Subtenant's Broker shall name a third broker, similarly qualified, within five (5) business days after the appointment of Sublandlord's Broker. Each of said three brokers shall determine the current fair market base rent for the Subleased Premises for a term equal to the option term of the Lease (taking into account the considerations set forth in the definition of Fair Market Rent in Section 3 of the Master Lease) within fifteen
(15) days after the appointment of the third broker. The Base Rent payable by Subtenant effective as of the commencement of the option term shall be the amount equal to the arithmetic average of such three determinations; provided, however, that if any such broker's determination deviates more than ten percent (10%) from the median of such determinations, the Base Rent payable shall be an amount equal to the average of the two closest determinations.

                      (b) Sublandlord shall pay the costs and fees of Sublandlord's Broker in connection with any determination hereunder, and Subtenant shall pay the costs and fees of Subtenant's Broker in connection with such determination. The costs and fees of any third broker shall be paid one-half by Sublandlord and one-half by Subtenant.

                      (c) If the amount of the fair market base rent is not known as of the commencement of the option term, then Subtenant shall continue to pay the Base Rent in effect at the expiration of the initial term until the amount of the fair market base rent is determined. When such determination is made, Subtenant shall pay to Sublandlord any deficiency upon demand.

        3.     Rent.

               3.1 Rent Payments. On or before the first day of each calendar month during the Term, Subtenant shall pay to Sublandlord as Base Rent for the Subleased Premises during the Term the following sums:

          Period                                         Base Rent
          ------                                         ---------
May 1, 1999 - May 31, 1999              $57,691.67 per month (Second Floor only)
June 1, 1999 - May 31, 2000             $121,016.66 per month
June 1, 2000 - May 31, 2001             $124,042.08 per month
June 1, 2001 - May 31, 2002             $127,067.50 per month
June 1, 2002 - May 31, 2003             $130,092.91 per month
June 1, 2003 - May 31, 2004             $133,118.33 per month

If the Term does not end on the last day of a month, the Base Rent and Additional Rent (hereinafter defined) for that partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the address stated herein or


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to such other persons or at such other places as Sublandlord may designate in writing. Upon execution of this Sublease, Subtenant shall pay the rent for the first month of the term in the amount of $57,691.67.

               3.2    Operating Costs.

                      (a) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

                             (i)    "Additional Rent" shall mean the sums
payable pursuant to Section 3.2(b) of this Sublease.

                             (ii)   "Operating Costs" shall mean Operating
Expenses and Property Taxes (as defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease. Sublandlord represents and warrants that a true and correct copy of Landlord's estimate of Sublandlord's monthly payment of Operating Costs attributable to the Master Lease Premises for 1999 is attached hereto as EXHIBIT C.

                             (iii)  "Rent" shall mean, collectively, Base Rent,
Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as "rent", all of which are deemed and designated as rent pursuant to the terms of this Sublease. Subtenant shall in no event be responsible for the payment of any Ground Rent (as defined in the Master Lease).

                             (iv)   "Subtenant's Percentage Share" shall mean
(A) 13.7% for the month of May 1999, and (B) 28.7%) for each month during the Term thereafter.

                      (b) Commencing as of May 1, 1999 with respect to the Second Floor and commencing as of June 1, 1999 with respect to the Fourth Floor, in addition to the Base Rent payable pursuant to Section 3.1 above, Subtenant, as Additional Rent, shall pay Subtenant's Percentage Share of the amount of Operating Costs payable by Sublandlord to Landlord under the Master Lease. Within five (5) days after Sublandlord's receipt of Landlord's estimate of Sublandlord's monthly payment of Operating Costs attributable to the Master Lease Premises for each calendar year during the Term, Sublandlord shall give Subtenant a copy of such estimate, together with written notice of Sublandlord's estimate of the amount of Additional Rent per month payable pursuant to this
Section 3.2(b) for such calendar year.

                      (c) For partial calendar years during the term of this Sublease, the amount of Additional Rent payable pursuant to this Section that is applicable to that partial calendar year shall be prorated based on the ratio of the number of days of such partial calendar year falling during the term of this Sublease to 365. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to this Section 3.2(c), and such obligations shall survive and remain to be performed after any expiration or earlier termination of this Sublease.


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               3.3    Utilities. Subtenant shall pay, as Additional Rent, prior
to delinquency, all electricity, natural gas, water, sewer, telephone, cable and any and all other utility services supplied to the Subleased Premises for which there is separate metering; and Subtenant shall pay its equitable share, as reasonably determined by Sublandlord, of all such utility services supplied to such portion of the Subleased Premises for which there is not separate metering. Subtenant shall have the right, at its sole cost and expense, to install separate meters for any such utilities, subject to the consent of Landlord; and, thereafter, shall pay the cost of such utilities as shown on such meters.

        4.     Use and Occupancy.

               4.1 Use. The Subleased Premises shall be used and occupied only for general office use and ancillary uses by Subtenant, Subtenant's employees and visitors including, without limitation, data center, production and scanning, distribution, call center (operating 24 hours a day, seven days a week), cafeteria and software laboratories. Subtenant shall have exclusive use of the deck on the Fourth Floor. Subject to the availability of space and provided Subtenant pays its equitable share of the cost, Subtenant shall be entitled to use the shuttle van described in Section 38.22 of the Master Lease on the same basis as Sublandlord.

               4.2    Compliance with Master Lease.

                      (a) Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, including, without limitation, surrendering possession of the Subleased Premises to Sublandlord no later than the expiration or termination date of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Sublandlord and Subtenant each covenants and agrees to indemnify the other against and hold the other harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys' fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, the indemnifying party's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease, except to the extent resulting from the indemnified party's negligence or willful misconduct. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for additional Building services (other than those required under the Master Lease) from Landlord (e.g. charges associated with after hour HVAC usage and overstandard electrical charges).

                      (b) Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under Sections 11, 15, 16, 17 and 25 of the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under Sections 11, 15, 16, 17 and 25 of the Master Lease by Landlord, Sublandlord agrees to, and Subtenant acknowledges and agrees that Sublandlord shall, use its reasonable efforts to cause Landlord to perform such covenants, agreements and obligations thereunder, which, however, shall not include exercising its remedies under Section 20.2 of the Master Lease. Sublandlord shall not be responsible for any failure or


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interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease, except to the extent Sublandlord is entitled to the abatement of rent with respect to the Subleased Premises under the Master Lease, including without limitation under Sections 11.2, 16.1, 17.2 or 22 of the Master Lease, or (ii) liability on the part of Sublandlord, except to the extent caused by Sublandlord's negligence or willful misconduct. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to remedy such failure or interruption upon Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

        5.     Master Lease and Sublease Terms.

               5.1 Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease.

               5.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

               5.3 The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublandlord herein and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Subtenant herein. The time limits contained in the master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days (provided Subtenant has at least three (3) days to perform), so that in each instance Subtenant shall have three days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Landlord, or for the exercise by Landlord of any right, remedy or option, are changed for the purposes of incorporation herein by reference by doubling the same in each instance, so that in each instance Sublandlord shall have twice as much time to observe or perform hereunder than Landlord has under the Master Lease. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease of access or inspection and any right of Landlord under the Master Lease to do work in the Master Lease Premises or in the Building and any right of Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the


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benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

               5.4 For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

                      (a) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

                      (b) In all provisions of the Master Lease requiring Tenant to submit, exhibit, supply or provide to Landlord evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit, supply or provide to, as the case may be, the same to both Landlord and Sublandlord.

                      (c) Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain.

                      (d) In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

               5.5 Notwithstanding the terms of Section 5.3 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: Sections 1.2 through 1.6, 1.8, 4 through 7, 9.4.2, 10.8, 11.3, 12, 15.3, 20.2, 21, 27, 28, 36, 37, 38.11, 38.19, 38.22, 40, 41 and
42, and Exhibits B, G and I.

               5.6 During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease.

        6. Sublandlord's Representations and Warranties Regarding Master Lease. Sublandlord hereby represents and warrants to Subtenant as follows:

                      (a) Master Landlord has delivered possession of the Master Lease Premises to Sublandlord under the Master Lease;

                      (b) Sublandlord has fulfilled all of its duties under the Master Lease and is not in default under the Master Lease;

                      (c) The Master Lease is in full force and effect and has not been modified, altered or amended;


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                      (d)    Sublandlord shall not amend the Master Lease in any
way that would materially affect the Subleased Premises or Subtenant's rights or obligations under this Sublease without Subtenant's prior written consent;

                      (e) To the best of Sublandlord's knowledge, Landlord has fulfilled all of its duties under the Master Lease and is not in default under the Master Lease;

                      (f) There is no deed of trust, mortgage or ground lease entered into by Sublandlord encumbering Sublandlord's leasehold interest and not the Building.

        7. Termination of Master Lease. If the term of the Master Lease shall terminate prior to the scheduled Expiration Date because of the breach or default of Sublandlord beyond any applicable notice and cure period under the Master Lease, Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Subtenant may incur or pay out by reason of such termination.

        8.     Insurance and Indemnities.

               8.1 Subtenant's Insurance. Subtenant agrees to procure and maintain throughout the Term, at Subtenant's sole cost and expense, comprehensive public liability and property damage insurance with minimum liability limits of $3,000,000 per occurrence, aggregate bodily injury and property damage; or $3,000,000 combined single limit. Such policy shall name Landlord and Sublandlord as additional insureds, shall contain cross-liability endorsements, and shall provide that it is primary and noncontributing with any insurance in force or on behalf of Landlord or Sublandlord. Subtenant shall provide Landlord and Sublandlord with certificates of such insurance. The liability insurance policy shall be issued by a firm satisfactory to Landlord and Sublandlord and shall contain endorsements requiring thirty (30) days notice to Landlord and Sublandlord prior to any cancellation or any reduction in amount of the coverage.

               8.2 Subtenant's Indemnity. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to Landlord) by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises (unless the same shall have been caused by Sublandlord's negligence or wrongful act or the negligence or wrongful act of Landlord), (ii) any breach or default hereunder on Subtenant's part, (iii) the successful enforcement of Sublandlord's rights under this Section or any other Section of this Sublease, (iv) any work done after the date hereof in or to the Subleased Premises except if done by Sublandlord or Landlord, or (v) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant.

               8.3 Sublandlord's Liability. Sublandlord shall not be liable for personal injury or property damage to Subtenant, its officers, agents, employees, invitees, guests, licensees or


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any other person in the Subleased Premises, except to the extent caused by the negligence or willful misconduct of Sublandlord. Any property of Subtenant kept or stored in the Subleased Premises shall be kept or stored at the sole risk of Subtenant, except to the extent any damage is caused by Sublandlord's negligence or willful misconduct.

               8.4 Sublandlord's Indemnity. Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Subtenant may incur or pay out (including, without limitation, to Landlord) by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about any portion of the Master Lease Premises that Sublandlord actually occupies (unless the same shall have been caused by Subtenant's negligence or wrongful act), (ii) any breach or default hereunder on Sublandlord's part, (iii) the successful enforcement of Subtenant's rights under this Section or any other Section of this Sublease, or (iv) any act, omission or negligence on the part of Sublandlord and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Sublandlord.

               8.5 Subtenant's Liability. Subtenant shall not be liable for personal injury or property damage to Sublandlord, its officers, agents, employees, invitees, guests, licensees or any other person in any portion of the Building other than the Subleased Premises, except to the extent caused by the negligence or willful misconduct of Subtenant.

        9.     Consents.

               9.1 Under the Master Lease, Sublandlord must obtain the consent of Landlord to any subletting. This Sublease shall not be effective unless, within fourteen (14) days after the execution of this Sublease by Subtenant and Sublandlord, Landlord signs and delivers to Sublandlord and Subtenant a consent to this Sublease reasonably acceptable to Subtenant.

               9.2 In the event that Sublandlord defaults under its obligations to be performed under the Master Lease, Sublandlord agrees to deliver to Subtenant a copy of any such notice of default within three (3) days of its receipt thereof. Subtenant shall have the right to cure any default of Sublandlord described in any notice of default within the cure periods set forth in the Master Lease. If such default is cured by Subtenant then Sublandlord shall reimburse Subtenant for such amounts within ten (10) days after notice and demand therefor from Subtenant to Sublandlord, together with interest at the interest rate specified in the Master Lease.

               9.3 In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has been refused by Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.


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        10.    Attorneys' Fees. If Sublandlord, Subtenant or Landlord brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the Court.

        11.    Sublandlord's Work.

               11.1 Generally. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises vacant, broom-clean and in their "AS IS" condition as the Subleased Premises exists on the date hereof, for purposes of Subtenant's general contractor constructing Subtenant's improvements. Notwithstanding the foregoing, Sublandlord shall perform the following work (the "Sublandlord's Work") at its sole cost prior to delivery of the Subleased Premises to Subtenant:

                      (a) Sublandlord will supply the software to operate the existing card key system. It will be Subtenant's responsibility to maintain the system throughout the term of this Sublease;

                      (b) Sublandlord will supply Subtenant with fifty (50) access cards;

                      (c) Sublandlord will also be responsible for the initial cutting and retermination of all the existing network and data cabling and telecommunications lines to an easily accessible location to be mutually agreed upon by Sublandlord and Subtenant;

                      (d) Upon the expiration of the term of this Sublease, Sublandlord shall be responsible for reconnecting the network cabling and telecommunication lines for Sublandlord's use;

                      (e) All internal Sublandlord signage will be removed prior to Subtenant's occupancy except for the names associated with the conference rooms. Subtenant shall not place its signage on doors or woodwork except in the previous locations of Sublandlord's signage;

                      (f) The Subleased Premises shall be provided to Subtenant in a reasonably clean condition upon Sublandlord's initial vacating (a regular nightly janitorial service shall be provided between moves);

                      (g) Sublandlord shall repair any areas or surfaces within the Subleased Premises which are damaged prior to and/or during Sublandlord's vacating the Subleased Premises (for example, holes left in wall due to the removal of shelving). A walk-through with Subtenant and Sublandlord shall take place prior to occupancy to prepare a punchlist identifying areas, if any, to be repaired by Sublandlord (the "Punchlist");and

                      (h) Sublandlord shall leave for Subtenant's use at no charge the existing reception desk located on the Fourth Floor and all built-in appliances (including, without limitation, microwave ovens, refrigerators and dishwashers) in the Subleased Premises.

In the event Sublandlord fails to complete and furnish the Punchlist items within fifteen (15) days after Subtenant takes possession of the Subleased Premises, Subtenant may complete and furnish the Punchlist items and Sublandlord shall reimburse Subtenant within ten (10) days after written demand for the costs incurred by Subtenant for such work. If Sublandlord fails to reimburse Subtenant within ten (10) days after written demand, such costs shall be deducted from Subtenant's next installments of Rent payable hereunder as an offset against such amounts owing from Subtenant. Sublandlord shall provide Subtenant with CAD discs containing the as-built plans for the Subleased Premises and a complete list of the current tenant improvement finishes. Except as set forth in this Sublease, Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the commencement of the Term hereof, reasonable wear and tear, damage from casualty or condemnation, and any alterations or improvements consented to by Sublandlord excepted.

               11.2 Code-Required Work. If the performance of Subtenant's improvements within the Subleased Premises "triggers" a requirement for code-related upgrades to or improvements of the Leased Premises or any common areas, Sublandlord and Subtenant agree that Subtenant shall be responsible for the additional cost of such code-required upgrade or improvements.

        12.    Assignment and Subletting.

               12.1 Consent. After obtaining the prior written consent of Sublandlord and Landlord, which shall not be unreasonably withheld, Subtenant may assign or sublet this Sublease or any part thereof. Subtenant shall pay to Sublandlord fifty percent (50%) of all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Subtenant to Sublandlord with respect to the portion of the Subleased Premises, provided that Subtenant shall be entitled to first deduct therefrom Subtenant's costs in effecting such assignment or sublease. If Subtenant requests consent to a sublease of more than fifty percent (50%) of the floor area of the Subleased Premises, Sublandlord may within fifteen (15) days after receipt of Subtenant's request notify Subtenant in writing that Sublandlord elects to recapture the portion of the Subleased Premises involved , in which event this Sublease shall terminate with respect to such portion of the Subleased Premises and Subtenant's Base Rent and Percentage Share shall be proportionately reduced; provided, however, that for a period of fifteen (15) days after Sublandlord's recapture notice to Subtenant, Subtenant shall have the right to rescind its request to sublease, in which event this Sublease shall continue in full force and effect.

               12.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord consents to an assignment of this Sublease, or a subletting of all or part of the Subleased Premises to (i) the parent of Subtenant or a wholly-owned subsidiary of Subtenant or of such parent, (ii) any entity into which or with which Subtenant may be merged or consolidated, provided that the net worth of the resulting entity is at least equal to the greater of (A) the net worth of Subtenant on the date hereof, or
(B) the net worth of Subtenant immediately prior to such merger or consolidation, or (iii) any entity to which Subtenant sells all or substantially all of its assets, provided that such entity expressly assumes all of Subtenant's obligations hereunder. Transfer of all or any portion of the ownership of stock in Subtenant shall not be deemed an assignment of this Sublease if Subtenant's stock is traded through an exchange or over the counter.

        13. Signage. Subtenant shall have the right to place signage in the main lobby of the Building, on each floor of the Subleased Premises and on the Building monument sign, subject to the consent of Master Landlord. Subject to the approval of Master Landlord and all governmental approvals, Subtenant shall have the right to place a sign on the upper exterior of the Building, which sign must be removed by Subtenant at the expiration of this Sublease and all damage repaired.

        14. Parking. During the Term hereof Subtenant and its employees shall be permitted to use 167 parking spaces at the current fair market rate charged by Sublandlord (which currently is $80 per space per month). Any increases in the fair market rate charged by Sublandlord shall be accompanied by evidence showing that the increase is based upon an objective determination by Sublandlord that the increase is justified based upon all factors relevant to setting market prices for parking in the area in which the Building is located. In addition, Subtenant shall have the right to lease up to an additional 70 spaces on a month to month basis at the same current fair market rate charged by Sublandlord provided Sublandlord is not itself using such spaces in connection with the operation of its business in the Master Lease Premises.

        15.    Security Deposit.

               15.1 Concurrently with execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord as security for the faithful performance of all of its obligations under this Sublease a security deposit in the amount of $121,016.66 (the "Security Deposit"). At Subtenant's sole election, Subtenant shall provide the Security Deposit in the form of either a regular bank check of Subtenant or an unconditional and irrevocable standby letter of credit ("Letter of Credit") in the amount of $121,016.66 for the benefit of Sublandlord and any successor in interest of Sublandlord, issued by a financial institution reasonably acceptable to Sublandlord.

               15.2 In the event Subtenant elects to provide the Letter of Credit, all costs incurred in obtaining the Letter of Credit shall be borne by Subtenant. Sublandlord shall be entitled to draw upon the full amount of the Letter of Credit if an event of default (after notice and the passage of any applicable cure period) shall occur under this Sublease. If the full amount of the Letter of Credit is not required for the payment of any sum to which Sublandlord may become obligated by such default, or to compensate Sublandlord for any loss or damage which

Sublandlord may suffer as a consequence of such default by Subtenant, the balance of the proceeds drawn under the Letter of Credit shall be held by Sublandlord (together with any sums required to restore the amount held by Sublandlord to the amount of the Letter of Credit) and shall be treated in the manner described in Section 15.3. Subtenant shall maintain the Letter of Credit in effect in accordance with the terms of this Section until thirty (30) days after the later of (i) the expiration of the term of this Sublease, or (ii) vacation of the Subleased Premises by Subtenant. If the stated term of the Letter of Credit would expire prior to such time as Subtenant is no longer required to maintain the Letter of Credit in effect under this Sublease, prior to its stated expiration Subtenant shall renew the Letter of Credit for a period of not less than one year or shall deliver to Sublandlord a new Letter of Credit in accordance with the terms hereof. If Subtenant fails either to give Sublandlord satisfactory evidence confirming such renewal of the Letter of Credit or to deliver a new Letter of Credit to Sublandlord at least twenty (20) days prior to the stated expiration of the Letter of Credit in effect, Sublandlord shall be entitled to draw down the full amount of the Letter of Credit prior to the expiration thereof, and the amount so drawn shall be treated in the manner described in Section 15.3.

               15.3 The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all of the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay rent or other charges due under this Sublease (after notice and the passage of any applicable cure period), or otherwise defaults (after notice and the passage of any applicable cure period) with respect to any provision of this Sublease, Sublandlord may at its sole option apply or retain all or any portion of the Security Deposit for the payment of any rent or other charges so in default or the payment of any other sum to which Sublandlord may become entitled by such default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, then within ten (10) business days after demand therefor Subtenant shall deposit cash with Sublandlord in an amount sufficient to restore the amount thereof, and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord's application or retention of the Security Deposit shall not constitute a waiver of such default to the extent that the Security Deposit does not fully compensate Sublandlord for all losses or damages incurred by Sublandlord in connection with such default and shall not prejudice any other rights or remedies available to Sublandlord under this Sublease or by law. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not accrue interest. If Subtenant performs all of Subtenant's obligations under this Sublease, the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned to Subtenant (or, at Sublandlord's option, to the last assignee, if any, of Subtenant's interest under this Sublease) within thirty (30) days after the later of (i) expiration of the term of this Sublease, or (ii) vacation of the Subleased Premises by Subtenant. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit.

        16. Release of Rights. Sublandlord hereby agrees that during the initial term of the Master Lease it shall not exercise any of its rights in the Master Lease to expand into the approximately 6,000 square feet on the third floor of the Building depicted on EXHIBIT E attached hereto.

        17. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed (i) if to Sublandlord, at the following address:

                             Adobe Systems Inc.
                             345 Park Avenue
                             San Jose California 95110
                             Attn: Vice President of Real Estate

and (ii) if to Subtenant, at the following address:

                             Getty Images, Inc.
                             2013 Fourth Avenue, Suite 402
                             Seattle, Washington 98121
                             Attn: General Counsel

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

        18. Use of Roof. Subtenant shall have the non-exclusive right to use the roof of the Building at no charge to place and maintain a satellite dish or antenna. Such use of the roof shall be subject to receipt of all required governmental approvals, at Subtenant's sole cost and expense. The placement of any such antennas or satellite dishes on the roof shall be subject to Landlord's reasonable prior approval. Subtenant shall be responsible for any and all damage, leakage or extraordinary wear and tear to the roof occurring as a result of such use of the roof. Subtenant shall be responsible for removing any such equipment at the expiration of this Sublease and restoring the roof to its prior condition.

        19. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

        20. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of Washington. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

        21. Brokers. Colliers International represents Subtenant and Flinn Ferguson represents Sublandlord (together, the "Brokers") in connection with this Sublease. The Brokers' commissions shall be paid by Sublandlord pursuant to separate agreements. Each party represents and warrants that it has dealt with no brokers in connection with this Sublease other than the Brokers, and each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to any claims to the contrary.

        22. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

        IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD:                               SUBTENANT:

ADOBE SYSTEMS INC.                         GETTY IMAGES, INC.

By:__________________________________      By:__________________________________

Print Name:__________________________      Print Name:__________________________

Title: ______________________________      Title:_______________________________

STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF                 )

        On this _____ day of _________________, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ______________________________________________, to me known to be the person who signed as _______________________________ of ADOBE SYSTEMS INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _______ was duly elected, qualified and acting as said officer of the corporation, that _______ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                                        _______________________________________
                                        (Signature of Notary)


                                        _______________________________________
                                        (Print or stamp name of Notary)
                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at _______.
                                        My appointment expires: __________.

STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF                 )

        On this _____ day of _________________, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ______________________________________________, to me known to be the person who signed as _______________________________ of GETTY IMAGES, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _______ was duly elected, qualified and acting as said officer of the corporation, that _______ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                                        _______________________________________
                                        (Signature of Notary)


                                        _______________________________________
                                        (Print or stamp name of Notary)
                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at _______.
                                        My appointment expires: __________.